EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 1, 2016 - June 30, 2016

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter
Multimanager Core Bond Portfolio - BlackRock 1/5/2016 Barclays Capital Inc.  $175,000,000.00   $2,500,000,000.00   $99.512  0.450% BARCLAYS PLC(2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 2/16/2016 Merrill Lynch, Pierce, Fenner & Smith Incorporated  $50,000,000.00   $750,000,000.00   $99.847  0.350% Comcast Corporation (2023) PNC Capital Markets LLC
AXA/Morgan Stanley Small-Cap Growth Portfolio 03/08/2016 Jefferies & Co.  $8,579,064.00   $138,000,000.00   $24.000  $1.14 / Share Wingstop Inc. Morgan Stanley & Co LLC
Multimanager Core Bond Portfolio - BlackRock 3/3/2016 J.P. Morgan Securities LLC  $50,000,000.00   $1,000,000,000.00   $99.348  0.650% Stryker Corporation (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 3/3/2016 Merrill Lynch, Pierce, Fenner & Smith Incorporated  $70,000,000.00   $1,000,000,000.00   $98.894  0.875% Stryker Corporation (2046) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 3/14/2016 J.P. Morgan Securities LLC  $90,000,000.00   $750,000,000.00   $99.730  0.650% Total System Services, Inc. (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 3/17/2016 U.S. Bancorp Investments, Inc.  $350,000,000.00   $1,500,000,000.00   $99.950  0.450% American International Group, Inc. (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 3/18/2016 Goldman Sachs & Co  $100,000,000.00   $2,000,000,000.00   $99.798  0.650% Newell Rubbermaid Inc. (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 3/22/2016 Goldman Sachs & Co  $20,000,000.00   $500,000,000.00   $99.657  0.750% Sysco Corporation (2046) PNC Capital Markets LLC
EQ/Global Bond PLUS Portfolio - BlackRock 3/18/2016 Goldman, Sachs & Co  $100,000,000.00   $1,750,000,000.00   $99.969  0.625% Newell Rubbermaid Inc. (2023) PNC Capital Markets LLC
AXA/Franklin Balanced Managed Volatility Portfolio - BlackRock 3/18/2016 Goldman, Sachs & Co  $100,000,000.00   $1,750,000,000.00   $99.969  0.625% Newell Rubbermaid Inc. (2023) PNC Capital Markets LLC
AXA/Franklin Balanced Managed Volatility Portfolio - BlackRock 3/22/2016 Deutsche Bank Securities Inc.  $20,000,000.00   $500,000,000.00   $99.948  0.350% Sysco Corporation (2021) PNC Capital Markets LLC
EQ/JPMorgan Value Opportunities Portfolio 4/20/2016 Bofa Merrill Lynch  $2,001,300.00   $1,050,000,000.00   $21.000  $1.208  MGM Growth Properties LLC J.P. Morgan Securities LLC
AXA/Morgan Stanley Small Cap Growth Portfolio 05/26/2016 JP Morgan  $23,750,000.00   $237,500,000.00   $19.000  $1.235  Cotiviti Holdings Inc. Morgan Stanley & Co LLC
Multimanager Core Bond Portfolio - BlackRock 5/23/2016 J.P. Morgan Securities LLC  $76,935.32   $800,000,000.00   $99.916  0.600% Lam Research Corporation (2021) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 5/23/2016 Goldman Sachs & Co  $110,715.84   $1,000,000,000.00   $99.744  0.650% Lam Research Corporation (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 5/31/2016 Merrill Lynch, Pierce, Fenner & Smith Incorporated  $203,310.48   $600,000,000.00   $99.662  0.650% Norfolk Southern Corporation (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 5/31/2016 J.P. Morgan Securities LLC  $89,961.30   $1,750,000,000.00   $99.957  0.450% JPMorgan Chase & Co. (2026) PNC Capital Markets LLC
AXA/Franklin Balanced Managed Volatility Portfolio - BlackRock 6/20/2016 Citigroup Global Markets Inc  $17,750,000.00   $500,000,000.00   $100.000  0.650% Commonwealth Edison Company (2026) PNC Capital Markets LLC
EQ/Global Bond PLUS Portfolio - BlackRock 6/2/2016 UBS Securities LLC  $200,000,000.00   $2,800,000,000.00   $99.626  0.650% Aetna Inc. (2026) PNC Capital Markets LLC
EQ/Global Bond PLUS Portfolio - BlackRock 6/20/2016 Citigroup Global Markets Inc  $17,750,000.00   $500,000,000.00   $100.000  0.650% Commonwealth Edison Company (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 6/2/2016 Citigroup Global Markets Inc  $75,000,000.00   $1,850,000,000.00   $99.990  0.600% Aetna Inc. (2021) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 6/2/2016 UBS Securities LLC  $200,000,000.00   $2,800,000,000.00   $99.626  0.650% Aetna Inc. (2026) PNC Capital Markets LLC

Affiliated Underwriter Affiliation Type
PNC Capital Markets LLC BlackRock Investment Management LLC
; BlackRock Financial Management, Inc.
Morgan Stanley & Co LLC Morgan Stanley Investment Management Inc.
J.P. Morgan Securities LLC J.P. Morgan Investment Management Inc.